UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2013

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2013, Black Hills Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC., U.S. Bancorp Investments, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, acting for themselves and as representatives of the several underwriters named in Schedule A to the Underwriting Agreement, in connection with an underwritten public offering (the “Offering”) of $525 million aggregate principal amount of 4.250% notes due 2023 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s existing shelf registration statement (File No. 333-175021) (the “Registration Statement”). The closing of the Offering is expected to occur on November 19, 2013, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of the Offering to redeem, repay or otherwise retire its outstanding $250 million principal amount 9% senior unsecured notes due 2014 and for general corporate purposes, which may include the repayment of other indebtedness.

A copy of the Underwriting Agreement is attached as Exhibit 1 hereto and is incorporated by reference into this Item 1.01 as though fully set forth herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.

Item 8.01 Other Events.

The Company is offering and selling the Notes under the Registration Statement and accompanying prospectus and prospectus supplement, which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Company’s securities. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Notes as described herein and to file with the Securities and Exchange Commission in connection with the Registration Statement the documents and instruments attached hereto as exhibits. A copy of the Press Release announcing the pricing of the Notes is also attached as Exhibit 99 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The Registrant files the following exhibits as part of this report:

Exhibit 1

Underwriting Agreement dated November 14, 2013, among the Company and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, acting for themselves and as representatives of the several underwriters.

Exhibit 4	Form of Fourth Supplemental Indenture to be dated as of November 19, 2013,

between the Company and Wells Fargo Bank, National Association, as trustee.

Exhibit 5.1	Opinion of Steven J. Helmers regarding the legality and enforceability of the Notes.

Exhibit 5.2	Opinion of Faegre Baker Daniels LLP.

Exhibit 12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

Exhibit 23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).

Exhibit 23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2).

Exhibit 99	Press Release, dated November 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

	By:	/s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President and Chief Financial Officer

Date: November 18, 2013

EXHIBIT INDEX

Exhibit 1

Underwriting Agreement dated November 14, 2013, among the Company and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc., Credit Suisse Securities (USA) LLC, and J.P. Morgan Securities LLC, acting for themselves and as representatives of the several underwriters.

Exhibit 4	Form of Fourth Supplemental Indenture to be dated as of November 19, 2013, between the Company and Wells Fargo Bank, National Association, as trustee.
Exhibit 5.1	Opinion of Steven J. Helmers regarding the legality and enforceability of the Notes.
Exhibit 5.2	Opinion of Faegre Baker Daniels LLP.
Exhibit 12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
Exhibit 23.1	Consent of Steven J. Helmers (included in Exhibit 5.1).
Exhibit 23.2	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.2).
Exhibit 99	Press Release, dated November 14, 2013.